Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-74689) of Commercial Assets, Inc. of our reports dated October 23, 1998, with respect to the Statement of Excess of Revenues over Specific Operating Expenses of the Moorings of Manatee Manufactured Home Community for the year ended December 31, 1997 which is included in the Current Report (Form 8-K) dated December 4, 1998.


                                                               ERNST & YOUNG LLP



Denver, Colorado
December 3, 1998